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                                                                       EXHIBIT 5

                     [LETTERHEAD OF GREENBERG TRAURIG, LLP]



                               September 26, 2001



Action Performance Companies, Inc.
4707 East Baseline Road
Phoenix, Arizona 85040

         RE:      REGISTRATION STATEMENT ON FORM S-8
                  ACTION PERFORMANCE COMPANIES, INC.

Gentlemen:

                  As legal counsel to Action Performance Companies, Inc., an Arizona corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about September 27, 2001 in connection with the registration under the Securities Act of 1933, as amended, of 75,000 shares of the Company's common stock, par value $0.01 per share, (the "Common Stock") issuable upon the exercise of warrants. The shares of Common Stock issuable upon the exercise of warrants are referred to as the "Shares." The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The Amended and Restated Articles of Incorporation of the Company, as filed with the Arizona Corporation Commission, as amended through the date hereof;

                  B. The Bylaws of the Company, as amended through the date hereof;

                  C. Unanimous Written Consent of the Board of Directors of the Company reserving the Shares for issuance upon the exercise of warrants; and

                  D. The Registration Statement.
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Action Performance Companies, Inc.
September 26, 2001
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                  Subject to the assumptions that (i) the documents and
signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued upon the exercise of warrants, will be validly issued, fully paid, and nonassessable.

                  Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona and federal securities laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                           Very truly yours,



                                           /s/ Greenberg Traurig, LLP